UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2021

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should be considered to be forward-looking statements. Factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in Oncocyte Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and in other filings that Oncocyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Oncocyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “we,” “us,” and “our” are references to Oncocyte Corporation.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We have appointed Gisela Paulsen as Chief Operating Officer effective October 4, 2021. Ms. Paulsen, age 55, has previously served as the General Manager, Precision Oncology of Exact Sciences Corporation from April 2020 to April 2021. Prior to joining Exact Sciences, Ms. Paulsen served in various management roles at F. Hoffmann-La Roche Ltd. and Genentech, Inc since November 2005. She served as Roche and Genentech’s Senior Vice President, Global Head, Product Development, Clinical Operations from January 2018 to April 2020, as Roche and Genentech’s Vice President, Global Head, Product Development, Global Product Strategy & Late-Stage Portfolio Finance beginning from March 2017 to February 2018, and as Genentech’s Vice President, Access Solutions from September 2014 to February 2017. Ms. Paulsen received a B.S. in pharmacy and an M.S. in pharmaceutics and drug delivery from Uppsala University in Sweden.

Ms. Paulsen will receive an annual salary of $390,000 and will be eligible to receive discretionary annual bonuses based on achievement of personal and corporate performance goals established by Oncocyte, with a target bonus equal to 50% of her annual base salary.

We granted Ms. Paulsen a one-time “sign-on” award of 375,000 stock options under the Oncocyte 2018 Equity Incentive Plan (the “Plan”). The options will vest and thereby become exercisable as follows: twenty-five percent of the options will vest upon completion of one year of continuous service as an employee, and the balance of the options will vest in 36 equal monthly installments, commencing on the first anniversary of the effective date of the grant, subject to continued service as an employee on the applicable vesting date. The exercise price of the stock options will be the fair market value of Oncocyte common stock determined in accordance with the Plan. The options will expire if not exercised within ten years from the date of grant, subject to earlier termination in the event of the termination of her employment. The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The options will be subject to the terms and conditions of a stock option agreement, the Plan and Ms. Paulsen’s Severance Agreement (as defined below).

Ms. Paulsen will also be eligible to participate in various Oncocyte employee benefit programs and plans.

In connection with Ms. Paulsen’s employment, we entered into a Change in Control and Executive Severance Plan Agreement (the “Severance Agreement”), pursuant to which, if Ms. Paulsen’s employment is terminated for any reason, she will be entitled to receive payment for all accrued but unpaid salary or bonuses actually earned, vacation or paid time off accrued, business expenses incurred in accordance with our expense reimbursement policy and any other unpaid amounts arising under any employee benefit plans payable as of the date of termination of her employment (the “Accrued Obligations”).

If we terminate Ms. Paulsen’s employment without “cause” after six months of employment, or if she resigns for “good reason” at any time, in addition to the Accrued Obligations, she will be entitled to receive (a) twelve months base salary; (b) payment of her pro-rated target cash bonus for the year in which her employment terminates; (c) payment, for a period of twelve months that she is not employed by another company which offers comparable health insurance, of any health insurance benefits that she was receiving at the time of termination of her employment under an employee health insurance plan subject to COBRA; (d) her unvested stock options that were scheduled to vest based on the passage of time during the twelve months following the date of termination of her employment shall vest; and (e) an extended deadline to exercise any vested stock options by the earlier of (i) the one year anniversary of her termination date and (ii) the maximum term of her applicable stock option grant.

If we (or a successor in interest that has assumed our obligations under Ms. Paulsen’s Severance Agreement) terminate Ms. Paulsen’s employment without “cause” or if she resigns for “good reason” within three months prior to or twelve months following a change of control as defined in the Severance Agreement, she will be entitled to the benefits that apply for termination without cause or resignation for good reason, except that she will receive an additional payment of 12 months of her target cash bonus (which is in addition to the pro-rated target cash bonus), and all of her unvested stock options will vest rather than just those that would were scheduled to vest during the twelve months following termination of her employment.

There have been no transactions with Oncocyte and there are currently no proposed transactions with Oncocyte, in which the amount involved exceeds $120,000 and in which Ms. Paulsen had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K, since the beginning of the Company’s last fiscal year through the present. No arrangement or understanding exists between Ms. Paulsen and any other person pursuant to which she was selected as an officer of the Company. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists between Ms. Paulsen, on the one hand, and any of our directors or executive officers, on the other hand.

The foregoing description of Ms. Paulsen’s Severance Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Severance Agreement, which has been filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Change in Control and Executive Severance Plan Agreement, dated October 4 2021, between Oncocyte Corporation and Gisela Paulsen
99.1	Press Release dated October 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: October 7, 2021	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer